UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

THE COAST DISTRIBUTION SYSTEM, INC.

Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Stockholders was held on August 10, 2010. The matters voted on by stockholders at that Meeting consisted of (i) the election of two Class I Directors to the Company’s Board of Directors to serve for a term of three years and until their successors are elected; and (ii) ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

Election of Directors. The Board of Directors of the Company nominated Robert S. Throop and Leonard P. Danna for election to the Board of Directors as the Company’s Class I Directors. Messrs. Throop and Danna were the only candidates nominated for election as Class I Directors at the Annual Meeting. Accordingly, their election was uncontested and the nominees received the respective number of votes set forth opposite their names below. There were a total of 961,773 broker non-votes with respect to the election of directors.

	Votes Cast
Nominees:	For	Percent(1)	Withhold	Percent(1)
Robert S. Throop	3,152,571	99.7%	10,886	0.3%
Leonard P. Danna	3,096,460	97.9%	66,997	2.1%
(1) As a percentage of the total number of shares voted in the election of directors.

Ratification of Appointment of Independent Registered Public Accountants. The appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the Company’s stockholders by the following vote:

Votes Cast
For	Percent(1)	Against	Percent(1)	Abstain	Percent(1)
4,076,866	98.8%	452	0.0%	47,912	1.2%
(1) As a percentage of the total number of shares voted in the election of directors.

There were no broker non-votes with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: August 12, 2010	By:	/S/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President & Chief Financial Officer

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